Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2011 relating to the financial statements of Marlborough Software Development Holdings Inc. (the “Company”) which appears in Amendment No. 4 to the Company’s Registration Statement on Form S-1, File No. 333-177915. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 8, 2012